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                                                                   Exhibit 10.28

                               SECURITY AGREEMENT
                      (Daisytek International Corporation)

         This Security Agreement ("Agreement"), dated as of April 24, 2002, is executed by and between DAISYTEK INTERNATIONAL CORPORATION, a Delaware corporation (the "Grantor"), and BANK OF AMERICA, NATIONAL ASSOCIATION, in its capacity as administrative agent (the "Agent") under the Credit Agreement described below.

                                    RECITALS:

         A. Daisytek, Incorporated and certain of its Subsidiaries, the Grantor, the Agent, and the Lenders are parties to the certain Credit Agreement dated concurrently herewith (as such agreement may be amended, restated, or otherwise modified from time to time, including all annexes, exhibits, and schedules thereto, the "Credit Agreement"). Pursuant to and subject to the terms of the Credit Agreement, the Lenders have agreed to make Revolving Loans to the Borrowers and to issue Letters of Credit and Credit Support for the account of the Borrowers.

         B. In order to induce the Agent and the Lenders to enter into the Credit Agreement and the other Loan Documents and to make Revolving Loans and issue Letters of Credit and Credit Support as provided for in the Credit Agreement, the Grantor has agreed to grant a continuing Lien on the Collateral to secure all indebtedness, liabilities, and obligations of the Grantor and the Borrowers (including, without limitation, the Obligations) outstanding or otherwise described in the Credit Agreement and the other Loan Documents (collectively the "Secured Obligations").

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1 Defined Terms. Terms defined in the Credit Agreement, wherever used in this Agreement unless otherwise defined herein, shall have the same meanings in this Agreement as are prescribed by the Credit Agreement, including Annex A thereto (which definitions are deemed to be incorporated herein by reference). Terms used herein that are defined in the UCC and are not otherwise defined in this Agreement or the Credit Agreement shall have the meanings specified therefor in the UCC. All references to Sections, unless the context provides otherwise, mean references to Sections of this Agreement. In addition, the following terms shall have the following respective meanings:

         "Account" means accounts, as defined in the UCC, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance and "Accounts" means all of the foregoing.


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         "Agreement" has the meaning specified in the introductory paragraph hereof.

         "Borrower" and "Borrowers" have the meanings specified in the Credit Agreement and include any successors and assigns.

         "Chattel Paper" has the meaning specified in the UCC, including, without limitation, electronic chattel paper.

         "Collateral" has the meaning specified in Section 2.1.

         "Credit Agreement" has the meaning specified in Recital A of this Agreement.

         "Deposit Accounts" has the meaning specified in the UCC.

         "Documents" means any documents, as defined in the UCC, and any other bills of lading, warehouse receipts, or other documents of title.

         "Equipment" means any equipment, as defined in the UCC, and any other machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, embedded software, motor vehicles and other rolling stock with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds, and office equipment, as well as any of such types of property leased by a Person and any of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with any present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties, and rights with respect thereto.

         "Foreign Affiliate" means any Affiliate of a Grantor organized in a country other than the U.S.

         "Foreign Subsidiary" means any Subsidiary of the Grantor organized in a country other than the U.S.

         "General Intangibles" means general intangibles, as defined in the UCC, choses in action and causes of action, and any other intangible personal property of every kind and nature (other than Accounts), including, without limitation, contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, funds which may become due to a Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to a Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which a Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for


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pledged equity interests or Investment Property, and any letter of credit, guarantee, claim, security interest or other security held by or granted to a Person.

         "Goods" means any goods, as defined in the UCC, embedded software to the extent included in goods, manufactured homes, standing timber that is cut and removed for sale, and unborn young of animals.

         "Instruments" has the meaning specified in the UCC.

         "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Grantor from, or are due from the Grantor to, any Affiliate of the Grantor.

         "Inventory" means any inventory, as defined in the UCC, goods, merchandise to be furnished under any contract of service or held for sale or lease, including, without limitation, any such inventory, goods, or merchandise which has been delivered to and is in the possession or control of another Person as a representative, agent, warehouseman, consignee, or bailee, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in a Person's business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, or other property and all documents of title or other Documents representing them.

         "Investment Property" means any investment property, as defined in the UCC, and any (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, and
(e) commodity accounts, together with all other units, shares, partnership interests, membership interests, equity interests, rights, or other equivalent evidences of ownership (howsoever designated) issued by any Person. With respect to the Grantor, the term "Investment Property" also includes, without limitation, all Capital Stock of the Grantor at any time owned by the Grantor.

         "Letter-of-Credit Rights" means letter-of-credit rights, as defined in the UCC, and any rights to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is entitled to demand payment or performance.

         "Proprietary Rights" means any licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, trademark applications, and service mark applications, and any licenses and rights related to any of the foregoing, including, with respect to the Grantor, those patents, trademarks, service marks, trade names, and copyrights set forth on Schedule 6.10 of the Credit Agreement as owned by the Grantor, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.


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         "Software" means any software, as defined in the UCC, other than software embedded in any category of Goods, and any computer programs and any supporting information provided in connection with a transaction related to any computer program.

         "Supporting Obligations" means any supporting obligations, as defined in the UCC, including Letters of Credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

         "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

                                   ARTICLE 2

                           GRANT OF SECURITY INTEREST

         Section 2.1 Security Interest. As security for the Secured Obligations, the Grantor hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, pledge of, collateral assignment of, and right of set-off against, all of the Grantor's right, title, and interest in and to any of the following property and assets, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                  (a) Accounts, including all credit enhancements therefor, and payment intangibles;

                  (b) Inventory;

                  (c) contract rights;

                  (d) Chattel Paper;

                  (e) Documents;

                  (f) Instruments;

                  (g) Supporting Obligations and Letter-of-Credit Rights;

                  (h) General Intangibles (including, without limitation, payment intangibles, Intercompany Accounts, and Software);

                  (i) Goods;

                  (j) Equipment;


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                  (k) Investment Property, excluding any Capital Stock of a
         Foreign Subsidiary or Foreign Affiliate other than any such Capital Stock, not in excess of sixty-five percent (65.0%) of the issued and outstanding Capital Stock of Daisytek UK Limited;

                  (l) money, cash, cash equivalents, securities and other property of any kind held directly or indirectly by the Agent or any Lender;

                  (m) Deposit Accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which the Grantor maintains deposits, including any Payment Accounts;

                  (n) books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software, and other property and General Intangibles at any time evidencing or relating to any of the foregoing;

                  (o) commercial tort claims from time to time disclosed to the Agent pursuant to Section 2.3(h);

                  (p) accessions to, substitutions for, and replacements and products of any of the foregoing; and

                  (q) all proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by each Mortgage (if any), all equity interests in Subsidiaries pledged to the Agent and all other property of the Grantor in which the Agent or any Lender may at any time be granted a Lien as collateral for the Secured Obligations, is herein collectively referred to as the "Collateral."

         Section 2.2 Security for Obligations. All of the Secured Obligations shall be secured by the Collateral.

         Section 2.3 Perfection and Protection of Security Interest.

                  (a) The Grantor shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing, delivering, and/or filing and recording each Mortgage (if any), each Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement to the extent required by the Credit Agreement, and executing (if necessary), authorizing, and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iii) at any time during the existence of an Event of Default, transferring Inventory to warehouses or other locations designated by the Agent; (iv) placing notations on the Grantor's books of account to


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         disclose the Agent's Liens; and (v) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. The Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) Unless the Agent shall otherwise consent in writing (which consent may be revoked in the Agent's discretion), the Grantor shall deliver to the Agent all Collateral consisting of negotiable Documents, certificated securities (accompanied by stock powers executed in blank), Chattel Paper, and Instruments promptly after the Grantor receives the same.

                  (c) Upon the Agent's request and otherwise in accordance with the terms of the Credit Agreement, the Grantor shall obtain waivers of Liens from landlords and mortgagees, and the Grantor shall in all instances obtain a signed acknowledgment of the Agent's Liens from any representative, agent, warehouseman, consignee, or bailee having possession of any Collateral that such representative, agent, warehouseman, consignee, or bailee holds such Collateral for the benefit of the Agent.

                  (d) Upon the Agent's request and otherwise in accordance with the terms of the Credit Agreement, the Grantor shall obtain an authenticated control agreement from each issuer of uncertificated securities and from each securities intermediary or commodities intermediary issuing or holding any financial assets or commodities to or for the Grantor.

                  (e) If the Grantor is or becomes the beneficiary of a letter of credit, the Grantor shall promptly notify the Agent thereof and upon the Agent's request enter into a tri-party agreement with the Agent and the issuer and/or confirmation bank with respect to all Letter-of-Credit Rights thereunder assigning such Letter-of-Credit Rights to the Agent and directing all payments thereunder to the Payment Account, all in form and substance reasonably satisfactory to the Agent.

                  (f) In accordance with the UCC (or other applicable Requirements of Law) and to the extent requested by the Agent, the Grantor shall take all steps necessary to grant the Agent control of all of the Grantor's (i) Deposit Accounts, (ii) electronic Chattel Paper, and (iii) all "transferable records" (as defined in the Uniform Electronic Transactions Act).

                  (g) The Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office any financing statements and amendments thereto that (i) indicate the Collateral (A) as "all assets" or "all personal property" of the Grantor, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization, any organization identification number issued to the Grantor, and any employer or taxpayer identification number issued to the Grantor, and (B) in the


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         case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which such Collateral relates. The Grantor agrees to furnish any such information to the Agent promptly upon request. The Grantor also ratifies its authorization for the Agent to file any like financing statements or amendments thereto if filed prior to the date hereof.

                  (h) Schedule 2.3(h) is a complete list of the commercial tort claims owned by the Grantor. The Grantor shall promptly notify the Agent of any commercial tort claim acquired by the Grantor, and unless otherwise consented by the Agent, the Grantor shall enter into documentation satisfactory to the Agent to (i) amend Schedule 2.3(h) to include such commercial tort claim, and (ii) grant to the Agent a first priority perfected Lien in such commercial tort claim.

                  (i) From time to time, the Grantor shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the benefit of the Agent and the Lenders, the Collateral, but the Grantor's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Grantor. So long as the Credit Agreement is in effect and until all Secured Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral.

                  (j) Not less frequently than once during each calendar year, the Grantor shall, unless the Agent shall otherwise consent, provide to the Agent a certificate of the applicable Governmental Authority evidencing the Grantor's good standing in its jurisdiction of incorporation or organization.

                  (k) Except as provided in Section 7.9 of the Credit Agreement, the Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction or change its type of entity as identified on
         Schedule 6.4 of the Credit Agreement without the prior written consent of the Agent.

                  (l) The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by the Agent or any Lender in connection with this Agreement or any other Loan Document without the prior written consent of the Agent and agrees that it will not do so without the prior written consent of the Agent, subject to the Grantor's rights under Section 9-509(d)(2) of the UCC.

         Section 2.4 Location of Collateral. The Grantor represents and warrants to the Agent and the Lenders that (a) Schedule 2.4 is a correct and complete list of the location of the Grantor's chief executive office, each location of its books and records, each location and address where any Collateral is held, and the address of all other locations, if any, where the Grantor maintains a place of business, and (b) Schedule 2.4 correctly identifies any of such facilities and locations that are not owned by the Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. The Grantor covenants and agrees that it will not (x) maintain any Collateral at any location other than those locations listed for the Grantor on Schedule 2.4,
(y) otherwise change or add to any of the locations listed for the


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Grantor on Schedule 2.4, or (z) change the location of its chief executive office from the location identified on Schedule 2.4 unless, in any such case described in clauses (x), (y), or (z) preceding, it gives the Agent at least thirty (30) days prior written notice thereof and executes and authorizes any and all financing statements and other documents that the Agent reasonably requests in connection therewith. Without limiting the foregoing, the Grantor represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (A) on premises owned by the Grantor, (B) on premises leased by the Grantor, provided, that the Agent has received an executed landlord waiver from the landlord of such premises to the extent required by the Credit Agreement, in form and substance satisfactory to the Agent, or (C) in the possession of a representative, agent, warehouseman, consignee, or bailee, provided that the Agent has received an acknowledged bailee letter from the applicable warehouseman, representative, agent, consignee, or bailee to the extent required by the Credit Agreement, in form and substance satisfactory to the Agent.

         Section 2.5 Jurisdiction of Organization. Schedule 6.4 to the Credit Agreement correctly identifies the Grantor's name as of the date hereof as it appears in official filings in the jurisdiction of its incorporation or other organization, the type of entity of the Grantor, the employer or taxpayer identification number of the Grantor, the organizational identification number issued by the Grantor's jurisdiction of incorporation or organization or a statement that no such number has been issued, and the jurisdiction in which the Grantor is incorporated or organized. The Grantor has only one jurisdiction of incorporation or organization.

         Section 2.6 Title to, Liens on, and Sale and Use of Collateral. The Grantor represents and warrants to the Agent and the Lenders and agrees that:
(a) the Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except for Permitted Liens to the extent and as permitted by the Credit Agreement; and (c) the Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

         Section 2.7 Appraisals. The Agent may, at the Grantor's expense, obtain an appraisal (prepared on a basis satisfactory to the Agent and including, without limitation, information required by Requirements of Law and by the internal policies of the Agent) of any or all of the Collateral from a credentialed appraiser acceptable to the Agent (a) whenever any Default or Event of Default exists and (b) at such other times as the Agent may request, but not more frequently than once each calendar year. Additionally, the Agent may, at the Grantor's expense, with respect to any appraisal obtained pursuant to clause
(b) preceding, obtain one update thereto (a "desk-top appraisal") at such time as the Agent may determine in its discretion.

         Section 2.8 Access and Examination. The Agent, accompanied by any Lender which so elects with the consent of the Agent, may, upon prior notice to the Grantor, at all reasonable times during regular business hours (and at any time and without notice to the Grantor when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of, and inspect any or all of the Grantor's records, files, and books of account and the Collateral, and discuss the affairs of the Grantor with the Grantor's officers and management. The Grantor will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Grantor. The Agent may, and at the direction of the


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Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Grantor's expense, make copies of the Grantor's books and records, or require the Grantor to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Grantor's respective personnel, supplies, and Real Estate as may be reasonably necessary in connection with any examination or audit of the Grantor's business under this Section or for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount, or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

      Section 2.9 [Reserved.]

      Section 2.10 Accounts.

            (a) The Grantor hereby represents and warrants to the Agent and the Lenders, with respect to the Grantor's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Grantor, or rendition of services by the Grantor, in the ordinary course of the Grantor's business;
      (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Grantor and disclosed to the Agent and the Lenders pursuant to the Credit Agreement and this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or any agreement therefor, will be granted on any Account, except as reported to the Agent and the Lenders; (iv) each copy of an invoice delivered to the Agent by the Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Grantor described in each invoice will have been performed.

            (b) The Grantor shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Grantor's business or extend or modify any Account. If the Grantor becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor, involving an amount greater than $500,000, including information regarding the Account Debtor's creditworthiness, the Grantor will promptly so advise the Agent.

            (c) The Grantor shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's prior written consent. Any such instrument accepted by the Grantor with respect to any Account shall be considered as evidence of the Account and not payment thereof and the Grantor will promptly deliver such instrument to the Agent, endorsed by the Grantor to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, or notice of protest with respect thereto, the Grantor shall remain liable thereon until such instrument is paid in full.


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            (d) The Grantor shall notify the Agent promptly of all disputes and claims in excess of $350,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit, or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits, and allowances made or given in the ordinary course of the Grantor's business when no Event of Default exists. The Grantor shall send the Agent a copy of each credit memorandum in excess of $350,000 as soon as issued. The Agent may at all times when an Event of Default exists, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Loan Account with the net amounts received by the Agent in payment of any Accounts.

            (e) If an Account Debtor returns any Inventory to the Grantor when no Event of Default exists, then the Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Grantor shall immediately report to the Agent any return involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Grantor when an Event of Default exists, the Grantor, upon the request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of the Grantor's other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon.

      Section 2.11 Collection of Accounts; Payments.

            (a) On or prior to the date hereof, the Grantor shall establish a lock-box service for collections of Accounts and payment intangibles at a Clearing Bank acceptable to the Agent and subject to a Blocked Account Agreement and other documentation acceptable to the Agent. Upon the occurrence of any Default or Event of Default and thereafter until the Agent notifies the Grantor otherwise, the Grantor shall promptly and thereafter instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Grantor receives any proceeds of Accounts and payment intangibles, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct.

            (b) Upon the occurrence of any Default or Event of Default and thereafter until the Agent notifies the Grantor otherwise, all collections of the Grantor received in any lock-box or Payment Account or directly by the Grantor or the Agent, and all funds in any such Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by the Grantor shall not be permitted.


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            (c) Upon the occurrence of any Default or Event of Default and thereafter until the Agent notifies the Grantor otherwise, all collections of any Person other than the Grantor received in any lock-box or Payment Account or directly by any such Person or the Agent, and all funds in any such Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by the Grantor shall not be permitted.

            (d) The Agent or the Agent's designee may, at any time after a Default or an Event of Default has occurred, notify the Grantor's Account Debtors that the Grantor's Accounts and payment intangibles have been assigned to the Agent and of the Agent's security interest therein, and may collect such Accounts and payment intangibles directly and charge the collection costs and expenses against the proceeds received or to the Loan Account as a Revolving Loan. So long as an Event of Default exists, the Grantor, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of the Grantor's Accounts are received.

            (e) All payments, including immediately available funds, received by the Agent at a bank designated by it, whether or not received by the Agent as proceeds of the Grantor's Accounts and payment intangibles or as proceeds of other Collateral, including, without limitation, collections transferred to the Agent pursuant to this Section 2.11, will be the Agent's sole property, for the benefit of the Agent and the Lenders, and, if a Default or an Event of Default has occurred then such payments shall be credited to the Loan Account (conditional upon final collection) on the Business Day collected funds are received (if received prior to 2:00 p.m. Dallas, Texas time).

            (f) If sales of Inventory are made or services are rendered by the Grantor for cash, the Grantor shall immediately deliver, or cause to be delivered to the Agent or deposit into a Payment Account, the cash which the Grantor receives.

            (g) In the event all of the Secured Obligations are repaid upon the termination of this Agreement or upon acceleration of the Secured Obligations, other than through the Agent's receipt of payments on account of the Grantor's Accounts and payment intangibles or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Loan Account upon the Agent's receipt of immediately available funds.

      Section 2.12      Inventory; Perpetual Inventory.

            (a) The Grantor represents and warrants and agrees that all of the Inventory owned by the Grantor is and will be held for sale or lease, or is to be furnished in connection with the rendition of services, in the ordinary course of the Grantor's business, and is and will be fit for such purposes. The Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of the Grantor's business. The Grantor will not, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. The Grantor agrees that all Inventory produced by the Grantor in the U.S. will be produced in


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
      accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Grantor will conduct a physical count of its Inventory at least once per Fiscal Year, and during the existence of an Event of Default, at such other times as the Agent requests. The Grantor will maintain a perpetual inventory reporting system at all times. The Grantor will not, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

            (b) In connection with all Inventory financed by Letters of Credit, during the existence of a Default or an Event of Default, the Grantor will, upon the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, Inventory, Documents, or Instruments in which the Agent holds a Lien to deliver such Collateral to the Agent and/or subject to the Agent's order, and if any such Collateral shall come into the Grantor's possession, to deliver such Collateral, upon the Agent's request, to the Agent in its original form. The Grantor shall also, at the Agent's request, during the existence of a Default or an Event of Default, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

      Section 2.13 Equipment.

            (a) The Grantor represents and warrants and agrees that all of the Equipment owned by the Grantor is and will be used or held for use in the Grantor's business, and is and will be fit for such purposes. The Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

            (b) The Grantor shall promptly inform the Agent of any material additions to or deletions from its Equipment. The Grantor shall not permit any of its Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a first priority Lien subject only to Permitted Liens. The Grantor will not, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of the Grantor's Equipment constituting Collateral.

            (c) Except as set forth in the Credit Agreement, the Grantor shall not, without the Agent's prior written consent, sell, license, lease as a lessor, or otherwise dispose of any of the Grantor's Equipment.

      Section 2.14 [Reserved.]

      Section 2.15 Documents, Instruments, and Chattel Paper. The Grantor represents and warrants to the Agent and the Lenders that (a) all Documents, Instruments, Letter-of-Credit Rights, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents, Instruments, Letter-of-Credit Rights, and Chattel Paper are and will be owned by the Grantor, free and clear of all Liens other than Permitted Liens. If the


SECURITY AGREEMENT - Page 12

Grantor retains possession of any Documents, Instruments, or Chattel Paper with the Agent's consent, such Documents, Instruments, or Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or served hereby are subject to the security interest of Bank of America, National Association, as the administrative agent (the "Agent"), for the benefit of the Agent and the Lenders pursuant to that certain Security Agreement dated as of April 24, 2002 between Daisytek International Corporation and the Agent."

      Section 2.16 Right to Cure. Except as specifically limited by the Credit Agreement, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of the Grantor hereunder or under any other Loan Document in order to preserve, protect, maintain, or enforce the Secured Obligations or the Collateral and the Agent's Liens therein, and which the Grantor fails to pay or do, including payment of any judgment against the Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's, bailee's or consignee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 2.16 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be payable by the Grantor on demand and may be charged to the Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this
Section 2.16 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

      Section 2.17 Power of Attorney. The Grantor hereby appoints the Agent and the Agent's designee as such Grantor's attorney, with power: (a) to endorse or sign the Grantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign the Grantor's name on any invoice, bill of lading, warehouse receipt, or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) during the existence of any Event of Default, to notify the post office authorities to change the address for delivery of the Grantor's mail to an address designated by the Agent and to receive, open, and dispose of all mail addressed to the Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) during the existence of any Event of Default, to complete in the Grantor's name or the Agent's name, any order, sale, or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) during the existence of an Event of Default, to clear Inventory through customs in the Grantor's name, the Agent's name, or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in the Grantor's name for such purpose; (g) to the extent, if any, that the Grantor's authorization given in Section 2.3(g) is not sufficient, and without otherwise limiting such authorization, to file such financing statements with respect to this Agreement, with or without the Grantor's signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in the Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature; and (h) to do all things necessary to carry out the terms of the Credit Agreement and this Agreement. The Grantor ratifies and approves all acts of such attorney. Neither any Lender, the Agent, nor any of their respective attorneys will be liable for any acts or omissions or for any error of judgment or


SECURITY AGREEMENT - Page 13
mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until the Credit Agreement has been terminated and the Secured Obligations have been fully and irrevocably satisfied.

      Section 2.18 The Agent's and the Lenders' Rights, Duties, and Liabilities.

            (a) The Grantor assumes all responsibility and liability arising from or relating to the use, sale, license, or other disposition of the Collateral. The Secured Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Grantor from any of the Secured Obligations. During the existence of any Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Grantor for the Secured Obligations or under the Credit Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Grantor.

            (b) It is expressly agreed by the Grantor that, anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither the Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            (c) The Agent may any time during the existence of a Default or an Event of Default (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to the Grantor and upon the request of the Agent the Grantor shall, notify Account Debtors, and other Persons obligated on the Collateral that the Agent has a security interest therein, and that payments shall be made directly to the Agent, for the benefit of the Agent and the Lenders. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the


SECURITY AGREEMENT - Page 14

      Grantor shall not give any contrary instructions to such Account Debtor or other Person without the Agent's prior written consent.

            (d) The Agent may at any time in the Agent's own name or in the name of the Grantor communicate with the Grantor's Account Debtors, parties to contracts, and obligors in respect of Instruments to verify with such Persons, to the Agent's satisfaction, the existence, amount, and terms of Accounts, payment intangibles, Instruments, or Chattel Paper. If a Default or Event of Default exists, the Grantor, at its own expense, shall cause the independent certified public accountants then engaged by the Grantor to prepare and deliver to the Agent and each Lender at any time and from time to time promptly upon the Agent's request the following reports with respect to the Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as the Agent may request. The Grantor, at its own expense, shall deliver to the Agent the results of each physical verification, if any, which the Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

      Section 2.19 Patent, Trademark, and Copyright Collateral.

            (a) The Grantor has no interest in, or title to, any patents, patent applications, trademark and service mark registrations and applications, and copyright registrations and applications except as set forth in
      Schedule 6.10 of the Credit Agreement. This Agreement is effective to create a valid and continuing Lien on and, upon filing of each Copyright Security Agreement with the United States Copyright Office and filing of each Patent Security Agreement and Trademark Security Agreement with the United States Patent and Trademark Office and filing of appropriate financing statements pursuant to the UCC, perfected Liens in favor of the Agent, the Proprietary Rights of the Grantor to the extent registered under the Requirements of Laws of the U.S., and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from the Grantor. Upon filing of all such Copyright Security Agreements, Patent Security Agreements, and Trademark Security Agreements and the filing of appropriate financing statements pursuant to the UCC, all action necessary to protect and perfect the Agent's Lien on the Grantor's Proprietary Rights under Requirements of Law shall have been duly taken.

            (b) The Grantor shall notify the Agent immediately if it knows or has reason to know that any application or registration relating to any Proprietary Rights (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding the Grantor's ownership of any Proprietary Rights, its right to register the same, or to keep and maintain the same.

            (c) In no event shall the Grantor, either directly or through any agent, employee, licensee, or designee, file an application for the registration of any Proprietary Rights with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency without giving the Agent prior written notice


SECURITY AGREEMENT - Page 15
      thereof, and, upon request of the Agent, the Grantor shall execute and deliver any and all Copyright Security Agreements, Patent Security Agreements, or Trademark Security Agreements as the Agent may request to evidence the Agent's Lien on such Proprietary Rights and the General Intangibles of the Grantor relating thereto or represented thereby.

            (d) The Grantor shall take all actions necessary or requested by the Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Proprietary Rights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Grantor determines that such Proprietary Rights are not material to the conduct of its business.

            (e) In the event that any Proprietary Right is infringed upon, or misappropriated or diluted by a third party, the Grantor shall notify the Agent promptly after the Grantor learns of such infringement, misappropriation, or dilution and, unless it reasonably determines that such Proprietary Rights are not material to the conduct of its business or operations, promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and shall take such other actions as the Agent shall deem appropriate under the circumstances to protect such Proprietary Rights.

      Section 2.20 Indemnification. In any suit, proceeding, or action brought by the Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, the Grantor will save, indemnify, and keep the Agent and the Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness, or liability at any time owing to, or in favor of, such obligor or its successors from the Grantor, except in the case of the Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of the Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against the Agent or any Lender.

      Section 2.21 Limitation on Liens on Collateral. The Grantor will not create, permit, or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and the Grantor will defend the right, title, and interest of the Agent and the Lenders in and to any of the Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

      Section 2.22 Notice Regarding Collateral. The Grantor will advise the Agent promptly, in reasonable detail, (a) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (b) of the occurrence of any other event which would have a Material Adverse Effect.

      Section 2.23 Remedies; Rights Upon Default.


SECURITY AGREEMENT - Page 16

            (a) In addition to all other rights and remedies granted to it under this Agreement, the Credit Agreement, the other Loan Documents, and under any other instrument or agreement securing, evidencing, or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, the Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements, and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of the Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving the Grantor or any other Person notice and opportunity for a hearing on the Agent's claim or action and may collect, receive, assemble, process, appropriate, and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as the Agent may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Agent and the Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Agent shall have the right to conduct such sales on the Grantor's premises or elsewhere and shall have the right to use the Grantor's premises without charge for such time or times as the Agent deems necessary or advisable.

            (b) The Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at a place or places designated by the Agent which are reasonably convenient to the Agent and the Grantor, whether at the Grantor's premises or elsewhere. Until the Agent is able to effect a sale, lease, or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent shall have no obligation to the Grantor to maintain or preserve the rights of the Grantor as against third parties with respect to Collateral while Collateral is in the possession of the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent's remedies (for the benefit of the Agent and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale to the Secured Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Agent


SECURITY AGREEMENT - Page 17
      or any Lender arising out of the repossession, retention, or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Agent or such Lender as finally determined by a court of competent jurisdiction. The Grantor agrees that ten (10) days prior notice by the Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys' fees or other expenses incurred by the Agent or any Lender to collect such deficiency.

            (c) Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest, or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

            (d) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
      (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists,
      (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession, or quiet enjoyment,
      (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection, or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist the Agent in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 2.23(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this
      Section 2.23(d). Without limitation upon the foregoing, nothing contained in this Section 2.23(d) shall be


SECURITY AGREEMENT - Page 18
      construed to grant any rights to the Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by Requirements of Law in the absence of this Section 2.23(d).

      Section 2.24 Grant of License to Use Intellectual Property. For the purpose of enabling the Agent to exercise rights and remedies under Section 2.23 or under any other Loan Document or applicable Requirements of Law, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell, or otherwise dispose of Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Agent, for the benefit of the Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license, or sublicense any Proprietary Rights now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

      Section 2.25 Limitation on the Agent's and the Lenders' Duty in Respect of Collateral. The Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

      Section 2.26 Voting Rights, Distributions, Etc. in Respect of Investment Property.

            (a) So long as no Event of Default exists (i) the Grantor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers, and notifications in respect of any securities) pertaining to its Investment Property or any part thereof; provided, however, that without the prior written consent of the Agent and the Majority Lenders, no vote shall be cast or consent, waiver, or ratification given or action taken which would
      (A) be inconsistent with or violate any provision of the Credit Agreement, this Agreement, or any other Loan Document or (B) amend, modify, or waive any material term, provision, or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document or other agreement relating to, evidencing, providing for the issuance of, or securing any such Investment Property, in any manner that would impair such Investment Property, the transferability thereof, or the Agent's Liens therein, and (ii) the Grantor shall be entitled to receive and retain any and all dividends and interest paid in respect of any of such Investment Property (unless otherwise required by this Agreement).

            (b) During the existence of an Event of Default, (i) the Agent may, without notice to the Grantor or any other Person obligated for payment of all or any part of the Secured Obligations, transfer or register in the name of the Agent or any of its nominees, for the benefit of the Agent and the Lenders, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise), and all liens, security, rights, remedies, and claims of the Grantor with respect thereto (as used in this Section 2.26 collectively, the "Pledged Collateral") held by the Agent hereunder, and the


SECURITY AGREEMENT - Page 19

      Agent or its nominee may thereafter, after delivery of notice to the Grantor, exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization, or other readjustment of any corporation, partnership, or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the Agent of any right, privilege, or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges, or options, and the Agent shall not be responsible for any failure to do so or delay in so doing, (ii) after the Agent's giving of the notice specified in clause (i) of this Section 2.26(b), all rights of the Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i) of Section 2.26(a) and to receive the dividends, interest, and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest, and other distributions, (iii) all dividends, interest, and other distributions which are received by the Grantor contrary to the provisions of this Section 2.26(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement), and (iv) the Grantor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 2.26(b) and to receive the dividends, interest, and other distributions which it is entitled to receive and retain pursuant to this Section 2.26(b). The foregoing shall not in any way limit the Agent's power and authority granted pursuant to
      Section 2.17.

                                    ARTICLE 3

                                  MISCELLANEOUS

      Section 3.1 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or


SECURITY AGREEMENT - Page 20
returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned.

      Section 3.2 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

      Section 3.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed, and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Agent, the Lenders, and the Grantor with respect to the matters referred to herein and therein.

      Section 3.4 No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Agent and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent or any Lender, any right, power, or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified, or amended except by an instrument in writing, duly executed by the Agent and the Grantor, subject to the terms of the Credit Agreement.

      Section 3.5 Limitation by Law. All rights, remedies, and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

      Section 3.6 Termination of this Agreement. Subject to the Credit Agreement and Section 3.1, this Agreement shall terminate following termination of the Credit Agreement upon


SECURITY AGREEMENT - Page 21
the satisfactory collateralization of all Letters of Credit and Credit Support and the payment in full of all other Obligations (other than indemnification obligations as to which no claim has been asserted).

      Section 3.7 Successors and Assigns. This Agreement and all obligations of the Grantor hereunder shall be binding upon the successors and assigns of the Grantor (including any debtor-in-possession on behalf of the Grantor) and shall, together with the rights and remedies of the Agent, for the benefit of the Agent and the Lenders, inure to the benefit of the Agent and the Lenders, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers, or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Agent, for the benefit of the Agent and the Lenders. The Grantor may not assign, sell, hypothecate, or otherwise transfer any interest in or obligation under this Agreement.

      Section 3.8 Counterparts. This Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Agreement may be authenticated by manual signature, facsimile, or, if approved in writing by the Agent, electronic means, all of which shall be equally valid. A telecopy of any such executed counterpart shall be deemed valid as an original.

      Section 3.9 Governing Law; Choice of Forum; Service of Process.

            (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF TEXAS; PROVIDED THAT THE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE U.S. LOCATED IN DALLAS COUNTY, TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GRANTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTOR AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT RELATED HERETO OR THERETO. NOTWITHSTANDING THE FOREGOING (i) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GRANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION


SECURITY AGREEMENT - Page 22

      THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            (c) THE GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE GRANTOR AT ITS ADDRESS SET FORTH IN SECTION 13.8 OF THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

      Section 3.10 Waiver of Jury Trial. EACH OF THE GRANTOR AND THE AGENT IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ONE PARTY AGAINST THE OTHER PARTY OR ANY AGENT-RELATED PERSON (AS DEFINED IN THE CREDIT AGREEMENT), WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE GRANTOR AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE GRANTOR AND THE AGENT FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT.

      Section 3.11 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      Section 3.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


SECURITY AGREEMENT - Page 23

      Section 3.13 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, without limitation, the provisions of Section 3.9 and Section 3.10, with its counsel.

      Section 3.14 Benefit of the Lenders. All Liens granted or contemplated hereby shall be for the benefit of the Agent and the Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Credit Agreement.

                 [Remainder of page intentionally left blank]


SECURITY AGREEMENT - Page 24

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                          GRANTOR:

                                          DAISYTEK INTERNATIONAL
                                          CORPORATION

                                          By:_________________________________
                                             Ralph Mitchell
                                             Executive Vice President, Chief
                                             Financial Officer, and Treasurer

                                          AGENT:

                                          BANK OF AMERICA, NATIONAL
                                          ASSOCIATION, as Agent

                                          By:_________________________________
                                             Rosemary Davis
                                             Senior Vice President


SECURITY AGREEMENT - Page 25

                                 SCHEDULE 2.3(h)

                                       to

                               SECURITY AGREEMENT

                             Commercial Tort Claims

                                      None.



SCHEDULE 2.3(h) - Solo Page

                                  SCHEDULE 2.4

                                       to

                               SECURITY AGREEMENT

                             Location of Collateral

A. Location of Chief Executive Office, Books and Records, and Collateral, location of all other places of business, location of leased facilities and name of lessor/sublessor

      1025 Central Expressway South, Suite 200
      Allen, Texas 75013



SCHEDULE 2.4 - Solo Page